                                                                 Exhibit (c)(2)
                                 Schedule A-1
                                      to
  Distribution Agreement between American General Life Insurance Company and
                 American General Equity Services Corporation
                             As of January 2, 2013

The following contracts and policies were issued by AIG Life Insurance Company, which was renamed American General Life Insurance Company of Delaware ("AGLDE"). Effective December 31, 2012, AGLDE merged with and into American General Life Insurance Company ("AGL"). As a result of the merger, the contracts and policies of AGLDE have been assumed by AGL, and AGL's principal underwriter and distributor assumes the obligations of principal underwriter and distributor.

Variable Annuities:                                                    Registration Numbers:
-------------------                                                    ---------------------
AllianceBernstein Ovation                                              811-05301; 333-_____
AllianceBernstein Ovation PLUS                                         811-05301; 333-_____
AllianceBernstein Ovation Advisor                                      811-05301; 333-_____
Gallery                                                                811-05301; 333-_____
Paradigm                                                               811-05301; 333-_____
Profile                                                                811-05301; 333-_____
The Variable Annuity                                                   811-05301; 333-_____
Trilogy                                                                811-05301; 333-_____
Group Immediate Variable Annuity - Vanguard                            811-05301; 333-_____
Individual Immediate Variable Annuity - Vanguard                       811-05301; 333-_____
Immediate Variable Annuity Contract (Retirement Gold Individual)       811-05301; 333-_____
Group Immediate Variable Annuity Contract (Retirement Gold RET)        811-05301; 333-_____
Group Immediate Variable Annuity Contract (Retirement Gold AGE)        811-05301; 333-_____

Variable Universal Life:                                               Registration Numbers:
------------------------                                               ---------------------
Executive Advantage                                                    811-04867; 333-_____
Gemstone Life                                                          811-04867; 333-_____
Polaris Life                                                           811-04867; 333-_____
Gallery Life                                                           811-04867; 333-_____
Flexible Premium Individual                                            811-04867; 333-_____
Flexible Premium Group                                                 811-04867; 333-_____
Polaris Survivorship Life                                              811-04867; 333-_____

Compensation and paid commissions for sales of these products are paid pursuant to the appropriate selling group agreement.